Exhibit 10.2

CONSENT TO TERM LOAN AGREEMENT

THIS CONSENT TO TERM LOAN AGREEMENT, dated as of August 2, 2023 (this “Consent”) is made among AVINGER, INC., a Delaware corporation (“Borrower”), the other Obligors party hereto, and the lenders listed on the signature pages hereto under the heading “LENDERS” (each, a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement described below.

RECITALS

WHEREAS, Borrower, the Subsidiary Guarantors from time to time party thereto, and the Lenders are parties to the Term Loan Agreement, dated as of September 22, 2015, as amended by Amendment 1 to Term Loan Agreement, dated as of October 28, 2016, as further amended by Amendment No. 2 to Term Loan Agreement, dated as of February 14, 2018, as further amended by Amendment No. 3 to Term Loan Agreement, dated as of March 2, 2020, as further amended by Amendment No. 4 and Waiver to Term Loan Agreement, dated as of May 12, 2020, as further amended by Amendment No. 5 to Term Loan Agreement, dated as of January 22, 2021, as further amended by Amendment No. 6 to Term Loan Agreement, dated as of August 8, 2022 and as modified by the Waiver and Consent, dated as of December 14, 2017, the Waiver and Consent, dated as of January 24, 2018, the Waiver and Consent, dated as of August 3, 2018, the Waiver and Consent, dated as of April 5, 2019, the Waiver and Consent, dated as of July 24, 2019, the Waiver and Consent, dated as of March 2, 2020, the Consent, dated as of April 20, 2020, the Waiver and Consent, dated as of January 27, 2021, the Waiver and Consent, dated as of May 16, 2022, and the Waiver and Consent, dated as of August 3, 2022 (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested, and the Lenders have agreed, to convert $1,920,000 of the outstanding principal amount of the Loans into preferred Equity Interests of Borrower (the “Conversion”), pursuant to the terms of the Securities Purchase Agreement, dated as of the date hereof, by and among Borrower and the Lenders (the “Purchase Agreement”); and

WHEREAS, Borrower has requested that the Lenders (which Lenders constitute the Majority Lenders as required by Section 12.04 of the Loan Agreement), and the Lenders have agreed to, amend Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1. Definitions; Interpretation.

(a)    Terms Defined in Loan Agreement. All capitalized terms used in this Consent (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)    Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Consent and are incorporated herein by this reference.

SECTION 2. Consent. Subject to Section 3 of this Consent, the Lenders, which constitute the Majority Lenders as required by Section 12.04 of the Loan Agreement, hereby agree to the Conversion. After giving effect to the transactions contemplated by the Purchase Agreement, the outstanding principal amount of the Loans as of August 2, 2023 shall be equal to $12,322,801. For the avoidance of doubt, any accrued but unpaid interest on any principal amounts converted pursuant to the Purchase Agreement shall continue to be outstanding and shall be payable or added to the principal amount of the Loans on the next Payment Date in accordance with the Loan Agreement.

SECTION 3. Conditions to Effectiveness. The effectiveness of Section 2 of this Consent shall be subject to the satisfaction of each of the following conditions precedent:

(a)    Borrower and the Lenders shall have duly executed and delivered this Consent pursuant to Section 12.04 of the Loan Agreement;

(b)    Borrower and the Lenders shall have entered into the Purchase Agreement;

(c)    Borrower shall have delivered to Lenders, a Certificate of Designation of Preferences, Rights and Limitations in respect of its Series E Convertible Stock, in form and substance satisfactory to Lenders, to be filed with the Secretary of State of the state of Delaware;

(d)    No Default or Event of Default shall have occurred and be continuing; and

(e)    Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expense incurred in connection with this Agreement, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.

SECTION 4. Representations and Warranties; Each Obligor hereby represents and warrants to each Lender as follows:

(i)    Such Obligor has full power, authority and legal right to make and perform this Consent. This Consent is within such Obligor’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Consent has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Consent (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect and the filing of a copy of this Consent with the SEC following its effectiveness, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of such Obligor and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon such Obligor and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)    No Default or Event of Default has occurred or is continuing or will result after giving effect to this Consent

(iii)    There has been no Material Adverse Effect since the date of the Loan Agreement.

(iv)    The representations and warranties made by or with respect to such Obligor in Section 7 of the Loan Agreement are (A) in the case of representations qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto.

SECTION 5. Reaffirmation. Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Consent, except as expressly provided herein. By executing this Consent, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Consent.

SECTION 6. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    Governing Law. This Consent and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)    Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Consent or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 6 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)    Waiver of Jury Trial. Each Obligor and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Consent, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 7. Release of Claims. Each Obligor acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under any Loan Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to Secured Party under any Loan Document. Each Obligor unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Lender to such Obligor, except the obligations required to be performed by any Lender under the Loan Documents on or after the date hereof, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Obligor might otherwise have against any Secured Party in connection with the Loan Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind. Each Obligor acknowledges that it may discover facts or law different from, or in addition to, the facts or law that it knows or believes to be true with respect to the claims released in this Section 7 and agrees, nonetheless, that this release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them. Each Obligor expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

SECTION 8. Miscellaneous.

(a)    No Waiver. Except as expressly set forth in Section 2, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents (including, without limitation, all such rights, privileges and remedies with respect to any Default, Event of Default or Material Adverse Effect, whether or not communicated to Lenders). Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)    Severability. In case any provision of or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)    Headings. Headings and captions used in this Consent (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)    Integration. This Consent constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)    Counterparts. This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent by signing any such counterpart. Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f)    Controlling Provisions. In the event of any inconsistencies between the provisions of this Consent and the provisions of any other Loan Document, the provisions of this Consent shall govern and prevail. Except as expressly modified by this Consent, the Loan Documents shall not be modified and shall remain in full force and effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent, as of the date first above written.

OBLIGORS: AVINGER, INC. By /s/ Jeffrey M. Soinski____________________________ Name: Jeffrey M. Soinski Title: Chief Executive Officer

[Signature Page to Consent]

LENDERS:

CRG PARTNERS III L.P.

By CRG PARTNERS III GP L.P., its General Partner

By CRG PARTNERS III GP LLC, its General Partner

By /s/ Nathan Hukill_________________

Name: Nathan Hukill

Title: Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “A” L.P.

By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner

By CRG PARTNERS III – PARALLEL FUND “A” GP LLC, its General Partner

By /s/ Nathan Hukill_________________

Name: Nathan Hukill

Title: Authorized Signatory

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By /s/ Nathan Hukill_________________

Name: Nathan Hukill

Title: Authorized Signatory

Witness:      /s/ Erica Palestrini______________
Name:         Erica Palestrini________________

[Signature Page to Consent]

CRG PARTNERS III (CAYMAN) LEV AIV I L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By /s/ Nathan Hukill_________________

Name: Nathan Hukill

Title: Authorized Signatory

Witness:      /s/ Erica Palestrini______________
Name:         Erica Palestrini________________

CRG PARTNERS III PARALLEL FUND “B” (CAYMAN) L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By /s/ Nathan Hukill_________________

Name: Nathan Hukill

Title: Authorized Signatory

Witness:      /s/ Erica Palestrini______________
Name:         Erica Palestrini________________

[Signature Page to Consent]